Exhibit 10.4

HUMACYTE, INC.
2021 LONG-TERM INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract, retain, incentivize and reward top talent through stock ownership, to improve operating and financial performance and strengthen the mutuality of interest between eligible service providers and stockholders of Humacyte, Inc. (the “Company”). This Plan will replace the Humacyte, Inc. 2015 Omnibus Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below), except that any awards granted under the Prior Plan shall remain in effect pursuant to their terms (other than with respect to the adjustment required under the Business Combination Agreement to reflect the Transaction).

2. Definitions. The following definitions shall apply as used herein and, except as defined otherwise in an Award Agreement, in the Award Agreements.

“Administrator” shall have the meaning set forth in Section 4(d).

“Award” means an award described in Section 6.

“Award Agreement” means the written agreement evidencing the grant of an Award, including any amendments thereto.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means any committee that is composed of at least two members of the Board.

“Common Stock” means the Class A Common Stock of the Company.

“Company” means Humacyte, Inc., a Delaware corporation, or any successor entity.

“Consultant” means any person other than an Employee or a Director (solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Subsidiary to render consulting or advisory services; provided, however, that a person shall be treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transaction of any of the following events:

(i) any “person” or related “group of persons” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any person who currently owns more than a majority of the Company’s Common Stock, acquiring beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company;

(ii) a consolidation, merger or similar transaction involving the Company, unless the stockholders of the Company immediately before such consolidation, merger or other transaction own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation or merger;

(iii) individuals who are members of the Board on the date the Plan is adopted by the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board;

(iv) the sale, lease, exclusive license or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company, other than to an entity of which the stockholders of the Company immediately before such sale, lease, exclusive license or other disposition own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) the liquidation, dissolution or winding up of the Company.

For the avoidance of doubt, a transaction will not constitute a Corporate Transaction if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Director” means a member of the Board or the board of directors of any Subsidiary.

“Effective Date” means the date of the closing of the Transaction.

“Effective Time” shall have the meaning set forth in Section 12.

“Employee” means an employee of the Company or any Subsidiary (including a Director who is also an employee).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) if neither (i) nor (ii) above applies, the fair market value determined by the Board using any measure of value that the Board determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Sections 409A and 422 of the Code, except as the Board may expressly determine otherwise.

“Grantee” means an individual who receives an Award.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an Employee.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Shares.

“Parent” means a “parent corporation,” of the Company whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Performance Award” means an Award that may vest or be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals, as determined by the Administrator and set forth in the applicable Award Agreement. An Award may be both a Performance Award and an Award of Options, SARs, Restricted Stock, or Restricted Units or any other form of Award permitted by the Plan.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Administrator for the Performance Period. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Subsidiaries, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices, and may be based on financial performance, achievement of strategic objectives, or any other organizational goals, all as determined by the Administrator. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the performance criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Award.

“Performance Period” means the period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.

“Plan” means this Humacyte, Inc. 2021 Long-Term Incentive Plan, as such may be amended or restated from time to time.

“Restricted Stock” means Shares issued under the Plan subject to restrictions determined by the Administrator and set forth in the applicable Award Agreement.

“Restricted Stock Units” means an Award based on the value of Common Stock that is an unfunded and unsecured promise that may be settled in any form specified by the Administrator in the applicable Award Agreement, including but not limited to delivery of Shares, cash, or combination of cash and Shares as deemed appropriate by the Administrator upon the attainment of specified vesting conditions, as determined by the Administrator and set forth in the applicable Award Agreement.

“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as determined by the Administrator and set forth in the applicable Award Agreement, measured by appreciation in the value of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Provider” means an Employee, Director, or Consultant.

“Share” means a share of Common Stock.

“Subsidiary” means a “subsidiary corporation,” of the Company whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Transaction” means the transaction contemplated by the Business Combination Agreement (the “Business Combination Agreement”), dated as of February 17, 2021, by and among Alpha Healthcare Acquisition Corp., a Delaware corporation (“AHAC”), Hunter Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of AHAC, and Humacyte, Inc., a Delaware corporation.

“Unrestricted Stock” means Shares issued under the Plan that are not subject to vesting, forfeiture or similar restrictions pursuant to the applicable Award Agreement. For the sake of clarity, Shares that are only subject to restrictions on transfer, right of first refusal, market stand-off and other similar restrictions shall not, by virtue of such restrictions, be deemed to be “Restricted Stock.”

3. Stock Subject to the Plan.

(a) Reserved Shares. Subject to the provisions of Sections 11 and 12, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (the “Share Reserve”) is 7,725,253 Shares. In addition, subject to the provisions of Sections 11 and 12 below, such Share Reserve will automatically increase on January 1 of each year commencing on January 1, 2022, in an amount equal to 5% of the total number of shares of the Company’s capital stock outstanding on December 31 of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock. Subject to the Share Reserve and the provisions of Sections 11 and 12, below, the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options is 700,000,000 Shares (the “ISO Limit”). The purpose of the ISO Limit is to comply with section 422 of the Code so that the Plan does not reach the ISO Limit before the Share Reserve by reason of Shares becoming available for issuance pursuant to Section 3(b), but not being available for issuance pursuant to the exercise of Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Shares Returned to Plan. Any Shares covered by an Award (or portion of an Award) which (i) are forfeited, cancelled, or reacquired by the Company prior to vesting, (ii) expire (whether voluntarily or involuntarily), (iii) are settled other than by the delivery of Shares (including cash settlement), (iv) are tendered or withheld in payment of the Award exercise or purchase price, (v) are tendered or withheld in satisfaction of tax withholding obligations with respect to an Award or (vi) are subject to a stock-settled SAR that are not issued upon the net settlement of such SAR, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan and shall again become available for issuance under the Plan; provided, however, that in no event shall such Shares be added to the then-current number of Shares that may be issued pursuant to Incentive Stock Options. Shares underlying any award granted under the Prior Plan that remains outstanding after the Effective Date that (i) are forfeited, cancelled, or reacquired by the Company prior to vesting, (ii) expire (whether voluntarily or involuntarily), or (iii) are settled other than by the delivery of Shares (including cash settlement) may be returned to this Plan and shall become available for grant and issuance under this Plan.

(c) Share Counting. For the purpose of calculating the maximum aggregate number of Shares which may be issued under the Plan (including determining the number of Shares that are added back to the Plan pursuant to Section 3(b)) every one Share underlying an Award shall count as one Share.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of a business or entity that is acquired by, or whose assets are acquired by, the Company. The Administrator may direct that such substitute award be granted on such terms and conditions as the Administrator considers appropriate in the circumstances, including provisions that preserve the aggregate option spread as of the closing date of any such transaction in a manner that complies with Section 409A of the Code. Delivery of Shares subject to such substitute awards shall not count against the maximum aggregate number of Shares which may be issued under the Plan set forth in Section 3(a).

(e) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for service as a Non-Employee Director shall not exceed $750,000, provided, however that such amount shall be $1,000,000 for the calendar year in which the applicable Non-Employee Director is initially elected or appointed to the Board. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

4. Administration of the Plan.

(a) Administration by the Board. Subject to Sections 4(d) and 4(e), the Plan will be administered by the Board.

(b) Powers. Subject to the terms of the Plan, the Board shall have authority to take any and all actions that it determines to be necessary or advisable in connection with the administration of the Plan, including, without limitation, to:

(i) select the eligible recipients to whom Awards may be granted from time to time, the type and number of Awards to be granted to such individual, and the number of Shares or dollar amount to which an Award will relate;

(ii) determine the terms and conditions of any Award, including but not limited to, the exercise price or purchase price, any restrictions or limitations on the Award, and the vesting or Performance Goals applicable to the Award;

(iii) modify, amend, or adjust the terms and conditions of any Award, at any time or from time to time, based in each case on such considerations as the Board in its sole discretion determines;

(iv) accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest;

(v) determine whether, to what extent, and under what circumstances (A) an Award may be settled in, or the exercise price or purchase price of an Award may be paid in, cash, Stock, other Awards, or other property, or (B) an Award may be canceled, forfeited, or surrendered;

(vi) determine whether conditions and events, including any Performance Goals, described in the Plan or in Award Agreements are satisfied;

(vii) determine the Fair Market Value;

(viii) determine the extent to which adjustments are required pursuant to Section 11;

(ix) prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Grantees under the Plan;

(x) adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as the Board shall deem advisable;

(xi) construe and interpret the terms of the Plan and any Award Agreements entered into under the Plan and define terms not otherwise defined in the Plan or an Award Agreement;

(xii) make and approve corrections in the documentation or administration of any Award;

(xiii) adopt such modifications, procedures, and sub-plans as may be necessary or desirable to comply with provisions of the laws of jurisdictions outside of the United States in which the Company or any Subsidiary may operate; and

(xiv) determine all facts necessary to administer the Plan and any Award Agreements.

(c) Action by the Board. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. The Board shall consider such factors as it deems relevant, in its sole and absolute discretion, to making decisions, determinations and interpretations with respect to the Plan and any Award granted thereunder, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as the Board may select. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan that is made in good faith.

(d) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more Committees. All references in the Plan to the “Administrator” shall mean the Board or a Committee of the Board or the officers referred to in subsection (e) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(e) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards, subject to any limitations under the Plan, to employees or officers of the Company or any of its present or future subsidiary corporations, and to exercise such other powers under the Plan as the Board may determine, provided, that the Board may fix the terms of the Awards to be granted by such officers and shall fix the maximum number of Shares (as defined below) subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to himself or herself.

(f) Section 16 of the Exchange Act. Notwithstanding Section 4(d) and 4(e), no delegation may be made by the Board that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act.

(g) Indemnification. In addition to such other rights of indemnification as they may have, members of the Board and any Committee (and any individuals to whom authority to act for the Board is delegated) shall be defended and indemnified by the Company to the extent permitted by law against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct. Upon the institution of any such action, suit, or proceeding, any such indemnified person against whom a claim is made shall notify the Company in writing and give the Company the opportunity, within thirty (30) days after such notice and at its own expense, to handle and defend the same before such indemnified person undertakes to handle it on his or her own behalf.

5. Eligibility for Awards. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees.

6. Types and Terms of Awards.

(a) General. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Unrestricted Stock; (vi) Performance Awards; and (vii) other Awards.

(b) Conditions of Awards. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the vesting schedule, restrictions and restriction periods, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any Performance Goals. The Administrator may determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or service relationship of the Grantee. All of the terms and conditions of an Award shall be set forth in the applicable Award Agreement.

(c) Discretion of Administrator. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Grantees uniformly.

(d) Rights of a Stockholder. A Grantee shall have no rights as a shareholder with respect to the Shares covered by an Award until the date the Grantee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided by the Administrator.

7. Options and SARs.

(a) General. The Administrator may grant Options and SARs under the Plan and determine the number of Shares to be covered by each Option and/or SAR, the exercise price and such other terms, conditions and limitations applicable to the exercise of each Option and/or SAR, as it deems necessary or advisable. Subject to Section 7(g), Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(b) Exercise Price. The exercise price per Share subject to an Option or SAR shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above as a substitution for a stock option or stock appreciation right in accordance with and pursuant to Section 424 of the Code, in the case of an Incentive Stock Option, and pursuant to Section 409A of the Code, in the case of a Non-Qualified Stock Option.

(c) Term of Options and SARs. The term of each Option and SAR shall be fixed by the Administrator and set forth in the Award Agreement; provided, however, that no Option or SAR shall be exercisable more than ten (10) years after the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

(d) Exercisability. Options and SARs shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator and set forth in the Award Agreement; provided, however, that the Administrator may at any time accelerate the exercisability of all or any portion of any Option or SAR.

(e) Exercise of Options and SARs. Options and SARs may be exercised by delivery to the Company of a written notice of exercise in such form of notice (including electronic notice) and manner of delivery as is specified by the Administrator, together with payment in full as specified in subsection (f) for the number of Shares for which the Option or SAR is exercised. Shares subject to the Option or SAR will be delivered by the Company as soon as practicable following exercise. Neither an Option nor SAR may be exercised for a fraction of a Share.

(f) Payment Upon Exercise. No Shares shall be delivered pursuant to any exercise of an Option or SAR until payment in full of all required tax withholding, and in the case of an Option, the aggregate exercise price. Payment may be made either by certified or bank check, or such other means as the Administrator may accept. As determined by the Administrator, in its sole discretion, at or after grant, payment in full or in part may be made in the form of previously acquired Shares based on the Fair Market Value on the date of exercise. Subject to the approval of the Administrator, Options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the Administrator from time to time, including without limitation pursuant to broker-assisted exercise transactions and/or net exercise procedures.

(g) Annual Limit on Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary or Parent) exceeds $100,000, the portion of the Incentive Stock Options in excess of such threshold shall be treated as Non-Qualified Stock Options. For purposes of this Section 7(g), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(h) Early Exercise. The Award Agreement for an Option or SAR may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Option prior to full vesting. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or any Subsidiary or Parent or to any other restriction the Administrator determines to be appropriate.

(i) No Repricing; No Reload Grants. Except for adjustments pursuant to Section 11, at any time when the exercise price of an Option or SAR exceeds the Fair Market Value of a Share, the Company shall not, without shareholder approval, reduce the exercise price of such Option or SAR or exchange such Option or SAR for a new Award with a lower (or no) exercise price or for cash. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a nonexempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any Shares until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Grantee’s death or disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, or (iii) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 7(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate or pay.

8. Restricted Stock, Restricted Stock Units, Unrestricted Stock, Performance Awards and Other Awards.

(a) General. The Administrator shall determine the terms and conditions of each Award Agreement for Restricted Stock, Restricted Stock Units and Unrestricted Stock. Subject to the terms of the Plan, Award Agreements for Restricted Stock and Restricted Stock Units shall include such restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.

(b) Stock Certificates. The Company may require that any stock certificates issued in respect of Shares of Restricted Stock shall be deposited in escrow by the Grantee, together with a stock power endorsed in blank, with the Company (or its designee). Following the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Grantee or if the Grantee has died, to the beneficiary designated by such Grantee in a manner determined by the Administrator. In the absence of an effective designation by a Grantee, the designated beneficiary shall be the Grantee’s estate.

(c) Forfeiture and the Option to Purchase. Except as otherwise determined by the Administrator, upon a Grantee’s termination of employment or service (as determined under criteria established by the Administrator) for any reason during the applicable restriction period, the Company (or its designee) shall have the right, but shall not be obligated, to repurchase all or part of Shares of Restricted Stock still subject to restriction at their issue price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) from the Grantee.

(d) Dividends; Dividend Equivalents. Grantees who hold Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those shares of Restricted Stock, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. The Administrator may, but need not, provide in the Award Agreement for Restricted Stock Units that the Company will pay or accrue dividend equivalents with respect to such Restricted Stock Units on each date dividends on Common Stock are paid prior to the settlement of the Restricted Stock Units, subject to such conditions as the Administrator may deem appropriate. The time and form of any such payment of dividend equivalents shall be specified in the Award Agreement.

(e) Settlement of Restricted Stock Units. Restricted Stock Units may be settled in any form specified by the Administrator in the Award Agreement, including but not limited to the delivery of Shares, cash, or a combination of cash and Shares as deemed appropriate by the Administrator. At the time of grant, the Administrator may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the Restricted Stock Units.

(f) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(g) Other Awards. The Board may grant other forms of Awards, which may, but are not required to be, valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) either alone or in addition to Awards provided for under Section 7 and the preceding provisions of this Section 8. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such other Awards will be granted, the number of Shares (or the cash equivalent thereof) to be granted pursuant to such other Awards and all other terms and conditions of such other Awards.

9. General Provisions Applicable to Awards.

(a) Transferability of Awards. Except as the Administrator may otherwise determine or provide in an Award Agreement, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or to the extent required by law. References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees.

(b) Withholding. The Grantee must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates (or such other consideration payable pursuant to the Award) or otherwise recognize ownership of Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary, wages or other compensation, subject to applicable law. If the Company elects not to or cannot withhold from other compensation, the Grantee must pay the Company the full amount, if any, required for withholding or, if permitted by the Administrator in its discretion, have a broker tender to the Company cash equal to the withholding obligations. If provided for in an Award or approved by the Administrator in its sole discretion, a Grantee may satisfy such tax obligations in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value. Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(c) Amendment of Awards. The Administrator may amend, modify or terminate any outstanding Award or Award Agreement at any time and for any reason. The Grantee’s consent to such action shall be required unless (A) the Administrator determines that the action, taking into account any related action, would not materially adversely affect the Grantee’s rights under the Plan, (B) the action is permitted under Section 11 or 12 hereof or (C) the Administrator determines that the action is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

10. Conditions Upon Issuance of Shares.

(a) Compliance with Laws. The Plan, the Awards thereunder, and the obligation of the Company to deliver Shares (or other consideration) under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Grantee’s name or deliver Shares prior to the completion of any registration or qualification of such Shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option or SAR shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Award is effective and current or the Company has determined that such registration is unnecessary. The Company shall have no obligation to effect any registration or qualification of the Shares under foreign, federal, state or local laws, rules or regulations.

(b) Non-U.S. Grantees. In the event an Award is granted to or held by a Grantee who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Grantees employed outside their home country.

11. Adjustments. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or exchange of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per Share of each outstanding Option and SAR, (iii) the number of Shares subject to and the repurchase price per Share subject to each outstanding Restricted Stock Award and Restricted Stock Unit Award, and (iv) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Administrator; provided, however, that each adjustment to Non-Qualified Stock Options shall satisfy the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation) and each adjustment to Incentive Stock Options shall satisfy the requirements of Treas. Reg. § 1.424-1 (or any successor regulation).

12. Corporate Transactions.

(a) The Administrator may provide, in its discretion, with respect to the treatment of each outstanding Award (either separately for each Award or uniformly for all Awards), upon the consummation of a Corporate Transaction (such time to be referred to as the “Effective Time”), for any of the following:

(i) any or all outstanding Options and SARs shall become vested and immediately exercisable, in whole or in part;

(ii) any or all outstanding Restricted Stock or Restricted Stock Units shall become non-forfeitable, in whole or in part;

(iii) any or all outstanding Options and SARs shall be cancelled in exchange for substitute stock options in a manner consistent with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation), in the case of a Non-Qualified Stock Option, and Treas. Reg. §1.424-1(a) (or any successor regulations), in the case of an Incentive Stock Option;

(iv) any Option or SAR shall be cancelled in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Corporate Transaction and the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Corporate Transaction does not exceed the exercise price of any such Option or SAR, the Administrator may cancel that Option or SAR without any payment of consideration therefor;

(v) any Restricted Stock or Restricted Stock Units shall be cancelled in exchange for restricted stock of or restricted stock units in respect of the capital stock of any successor corporation;

(vi) any Restricted Stock shall be redeemed for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Corporate Transaction; or

(vii) any Restricted Stock Unit shall, subject to Section 16, be cancelled in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Corporate Transaction.

Subject to Section 409A of the Code, in the event that an Award is treated as provided for in clause (iv), (vi) or (vii), such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Grantee’s continued service, provided that the vesting schedule shall not be less favorable to the Grantee than the schedule under which the Award would have become vested or exercisable. For this purpose, the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

In the event a successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Awards (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Administrator will notify the Grantee in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period.

(b) As a condition to the receipt of an Award under this Plan, a Grantee will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Grantee’s behalf with respect to any escrow, indemnities and any contingent consideration.

(c) Notwithstanding anything to the contrary herein, no action taken by the Administrator pursuant to this Section 12 shall cause an Award that is subject to Section 409A of the Code to violate the requirements of Section 409A of the Code.

13. Effective Date and Term of Plan; Stockholder Approval.

(a) Effective Date and Term of Plan. The Plan shall become effective as of, and contingent upon, the occurrence of the Effective Date and shall continue in effect until the tenth (10th) anniversary of the earlier of (i) the date the Board adopts the Plan and (ii) the date the Company’s stockholders approve the Plan unless sooner terminated.

(b) Stockholder Approval. No Option or SAR granted under the Plan may be exercised, no Shares (or other consideration) shall be issued under the Plan, and no Restricted Stock Unit shall be settled, until the Plan is approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all Awards previously granted under the Plan shall automatically terminate and cease to be outstanding, and no further Awards shall be granted under the Plan.

14. Amendment, Suspension or Termination of the Plan.

(a) General. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part; provided that the Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable law, rule or regulation. In addition, in no event shall an amendment increase the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan without stockholder approval.

(b) Limitation on Grants of Awards. No Award may be granted during any suspension of the Plan or after termination or expiration of the Plan, but Awards previously granted may extend beyond that date.

(c) No Effect on Outstanding Awards. Except as set forth in Section 13(b), no suspension or termination of the Plan shall materially adversely affect any rights under Awards outstanding at the time of such suspension or termination.

15. No Employment or Services Rights. The Plan shall not confer upon any Grantee any right to employment or service with the Company or any Subsidiary or Parent, nor shall it interfere in any way with the right of the Company or any Subsidiary or Parent to terminate the Grantee’s employment or service at any time.

16. Compliance with Code Section 409A. It is intended that the provisions of the Plan and any Award granted thereunder comply with or be exempt from Section 409A of the Code and the Treasury regulations thereunder (together, “Section 409A”), and all provisions of the Plan and any Award shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If an Award that is subject to Section 409A is payable upon a Corporate Transaction which is not a permissible payment event or time (as described in Treas. Reg. § 1.409A-3) then, for purposes of payment of such Award, no Corporate Transaction shall be deemed to have occurred with respect to that Award unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with Treas. Reg. § 1.409A-3(i)(5)). To the extent required or advisable to avoid a violation of Section 409A, no discretion to require payment of an Award that is subject to Section 409A upon a Corporate Transaction shall be exercised if not set forth in writing by the time required under Section 409A. If an Award is subject to Section 409A and payment is due upon a termination of employment or service, payment shall only be made if such termination constitutes a “separation from service” within the meaning of Section 409A. If an Award is subject to Section 409A and payment is due upon a Grantee’s disability, payment shall be made upon a determination by the Administrator that the Grantee is disabled within the meaning of Treas. Reg. § 1.409A-3(i)(4). If an Award is subject to Section 409A, any payment made to a Grantee who is a “specified employee” (within the meaning of Section 409A) of the Company or any Subsidiary shall not be made before the date that is six months after the Grantee’s “separation from service” (within the meaning of Section 409A) to the extent required to avoid the adverse consequences of Section 409A. Nothing in this Plan or in an Award Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) to the Company or to any other individual or entity, and the Company shall have no liability to a Grantee, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

17. Effect on Other Employee Benefit Plans. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Parent from adopting other or additional compensation arrangements for its employees or other service providers. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Subsidiary’s employee benefit plans.

18. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Grantee has a fixed and vested interest but which are not yet made to a Grantee by the Company, nothing contained herein shall give any such Grantee any rights that are greater than those of a general unsecured creditor of the Company.

19. Electronic Signatures. For purposes of the Plan, a document shall be considered to be executed if signed electronically pursuant to procedures approved by the Company.

20. Recoupment; Clawback. Subject to the terms and conditions of the Plan, the Administrator may provide that any Grantee and/or any Award, including any Shares subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

21. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

22. Severability. If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Grantee, such provision shall be construed or deemed amended to conform with applicable laws, or if the provision cannot be so construed or deemed amended without, in the sole discretion of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be severed as to the jurisdiction or Grantee and the remainder of the Plan and any such Award shall remain in full force and effect.

23. Governing Law. The validity and construction of the Plan and any Award Agreements thereunder shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Award Agreement to the substantive law of another jurisdiction.